Exhibit 15

July 10, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 18, 2013 on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three month periods ended March 31, 2013 and 2012 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in its Registration Statement on Form S-8 dated July 10, 2013.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania